UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

March 5, 2026

Date of Report (Date of earliest event reported)

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37534	38-3942097
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Liberty Lane West

Hampton, NH 03842

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (603) 750-0001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 Par Value	PLNT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2026, Planet Fitness, Inc. (the “Company”) announced the departure of Jay Stasz, Chief Financial Officer, effective March 9, 2026. Mr. Stasz’s departure was not the result of any dispute or disagreement with the Company relating to reported financial statements and related financial results.

The Company also announced that Tom Fitzgerald, age 65, has been appointed as the Company’s interim Chief Financial Officer, effective March 9, 2026. Mr. Fitzgerald served as the Company’s Chief Financial Officer from January 2020 through November 14, 2024, after which he remained employed with the Company through December 31, 2024. He subsequently served in a consulting role with the Company periodically thereafter. Mr. Fitzgerald is a member of the board of Premier Franchise Management. He holds an MBA in Finance from Indiana University’s Kelley School of Business and a Bachelor’s degree in Finance from the University of Florida. The Company has initiated a search for a permanent chief financial officer with the assistance of an executive search firm.

In connection with Mr. Fitzgerald’s appointment as interim Chief Financial Officer, on March 5, 2026, the Company and Mr. Fitzgerald entered into an employment agreement (the “Agreement”) with an initial term of 6 months (and up to three month-to-month extensions thereafter), pursuant to which Mr. Fitzgerald will receive a monthly salary of $250,000 per month.

The Agreement provides that Mr. Fitzgerald will not be eligible to participate in the Company’s Executive Severance & Change in Control Policy.

Mr. Fitzgerald has also agreed to certain non-competition and non-solicitation restrictions during his employment and for one year thereafter.

There is no arrangement or understanding between Mr. Fitzgerald and any other person pursuant to which he was appointed Interim Chief Financial Officer of the Company. There are no transactions involving Mr. Fitzgerald requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto.

In connection with his departure from the Company, Mr. Stasz will be eligible to receive severance as an “Eligible Employee” under the Company’s Executive Severance & Change in Control Policy.

Item 7.01	Regulation FD Disclosure.

A copy of the press release containing the announcement the Chief Financial Officer transition described above is attached hereto as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement, dated March 5, 2026, with Tom Fitzgerald

99.1	Press Release dated March 9, 2026 announcing Chief Financial Officer Transition

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLANET FITNESS, INC.

By:	/s/ Sarah Powell
Name:	Sarah Powell
Title:	General Counsel

Dated: March 9, 2026